Exhibit 99.1
Press Release
For Immediate Release

Contact:	Christopher D. Myers
President and CEO
(909) 980-4030
CVB Financial Corp. Reports Increased Earnings for 2008
Ontario, CA, January 21, 2009-CVB Financial Corp. (NASDAQ:CVBF) and its subsidiary, Citizens Business Bank (“the Company”), announced increased earnings for the year ended December 31, 2008.
Net Income
CVB Financial Corp. reported net income of $63.1 million for the year ended December 31, 2008. This represents an increase of $2.5 million, or 4.11%, when compared with net earnings of $60.6 million for the year ended December 31, 2007. Christopher D. Myers, President and CEO commented, “I am extremely proud of our 2008 earnings results given the depressed economic environment. Although we did not achieve our annual objective to increase earnings by 15%, we are, nonetheless, pleased.” Diluted earnings per share were $0.75 for the year ended December 31, 2008. This was up $0.03, or 4.17%, from diluted earnings per share of $0.72 for the same period last year.
Net income for the year ended December 31, 2008 produced a return on beginning equity of 14.84%, a return on average equity of 13.75% and a return on average assets of 0.99%. The efficiency ratio for the year was 57.45%, and operating expenses as a percentage of average assets were 1.81%.
The Company reported net income of $12.3 million for the fourth quarter ending December 31, 2008. This represented a decrease of $1.1 million, or 8.15%, when compared with the $13.4 million in net income reported for the fourth quarter of 2007. Diluted earnings per share were $0.14 for the fourth quarter of 2008. This was down $0.02, or 12.50%, from diluted earnings per share of $0.16 for the fourth quarter of 2007. These results include a $17.9 million provision for credit losses taken in the fourth quarter of 2008, compared to a $4.0 million provision for credit losses in the fourth quarter of 2007.

The Company made provisions for credit losses totaling $26.6 million during the year ending December 31, 2008. During the year ending December 31, 2007, the Company made provisions of $4.0 million. “2008 was a difficult year for the banking industry”, said Chris Myers. “Our credit quality has held up well under these trying circumstances.” The Company’s non-performing assets increased from $1.4 million as of December 31, 2007 to $24.2 million as of December 31, 2008. This represents 0.02% of total assets as of December 31, 2007 and 0.36% of total assets as of December 31, 2008.
Net Interest Income and Net Interest Margin
Net interest income, after provision for credit losses, totaled $167.1 million for the year ended December 31, 2008. This represents an increase of $9.9 million, or 6.32%, over the net interest income of $157.1 million for the same period in 2007. This increase resulted from a $41.3 million decrease in interest expense, offset by an $8.8 million decrease in interest income and $22.6 million increase in provision for credit losses. The decrease in interest income was primarily due to the decrease in interest rates, partially offset by the growth in average earning assets. The decrease in interest expense was due to the decrease in the interest rates on deposits and borrowed funds, partially offset by the increase in average borrowed funds.
Net interest margin (tax equivalent) increased from 3.03% for the year ended December 31, 2007 to 3.41% for the year ended December 31, 2008. Total average earning asset yields decreased from 6.17% for 2007 to 5.71% for 2008. The cost of funds decreased from 3.17% for 2007 to 2.36% for 2008. The increase in net interest margin is due to the cost of interest-bearing liabilities decreasing faster than the decrease in yields on earning assets.
Net interest income, after provision for credit losses, totaled $34.2 million for the fourth quarter of 2008. This represented a decrease of $3.2 million, or 8.65%, from the net interest income of $37.4 million for the fourth quarter of 2007. This decrease resulted from a $2.7 million decrease in interest income and $13.9 million increase in the provision for credit losses, offset by a $13.3 million decrease in interest expense. Net interest income, before the provision for credit losses, increased $10.7 million, or 25.77%, for the fourth quarter of 2008.
Net interest margin (tax equivalent) for the fourth quarter of 2008 increased 56 basis points to 3.62% when compared to 3.06% for the fourth quarter of 2007. Average earning asset yields for the fourth quarter of 2008 were 5.60% compared with 6.06% for the fourth quarter of 2007. The cost of funds for the fourth quarter of 2008 was 2.04% compared with 3.04% for the same period last year.
“Our balance sheet is liability sensitive. Therefore, we have been able to reduce our deposit and borrowing costs as interest rates have fallen. The strong decline in overall funding costs combined with a slower moving decline in loan and investment yields has strengthened our net interest income. The result is an improved net interest margin.” said Chris Myers. While additional decreases in the cost of funds may not be achievable in 2009, the full impact of the decrease in rates in late 2008 has yet to be felt. Profits realized from a strengthening net interest margin were able to offset the increase in provisions for credit losses and achieve a 4.11% increase in net income for 2008.
Government Investment
In December of 2008, the Company received $130 million through the Capital Purchase Program approved by Congress. Although the Company has a strong balance sheet and relatively few troubled assets, management felt it was important to obtain this money to strengthen our capital position in these uncertain times. “The additional capital will provide greater levels of security and safety should the overall economy continue to deteriorate. It will also allow us to continue our prudent lending practices and business expansion programs, which may include acquisitions,” said Chris Myers.
Balance Sheet
The Company reported total assets of $6.65 billion at December 31, 2008. This represented an increase of $355.7 million, or 5.65%, over total assets of $6.29 billion at December 31, 2007. Earning assets totaling $6.28 billion were up $343.6 million, or 5.79%, when compared with earning assets of $5.93 billion at December 31, 2007. Total deposits and customer repos were $3.87 billion at December 31, 2008. This represents an increase of $165.3 million, or 4.47%, when compared with total deposits and customer repos of $3.70 billion at December 31, 2007. Gross loans and leases totaled $3.74 billion at December 31, 2008. This represents an increase of $241.7 million, or 6.92%, when compared with gross loans and leases of $3.50 billion at December 31, 2007.
Investment Securities
Investment securities totaled $2.50 billion at December 31, 2008. This represents an increase of $109.8 million, or 4.59%, when compared with $2.39 billion in investment securities at December 31, 2007. Our investment portfolio continues to perform well. We have no preferred stock nor do we have any trust preferred securities. Virtually all of our mortgage-backed securities are issued by Freddie Mac or Fannie Mae, which have the guarantee of the U.S. Government. Those that are private label issues, approximately $52 million, are performing well. Ninety-seven percent of our municipal portfolio contains securities which have an underlying rating of investment grade.
CitizensTrust
CitizensTrust has approximately $2.3 billion in assets under administration, including $782.4 million in assets under management at December 31, 2008. This compares with $2.6 billion in assets under administration, including $819.8 million in assets under management at December 31, 2007. They provide trust, investment and brokerage related services, as well as financial, estate and business succession planning. Income from CitizensTrust was $6.0 million in 2008, up $274,000 from $5.7 million in 2007.
Loan and Lease Quality
The credit quality of the loan portfolio remains solid. The allowance for credit losses increased from $33.0 million as of December 31, 2007 to $54.0 million as of December 31, 2008. The increase was primarily due to the provision for credit losses of $26.6 million during 2008. During 2008, we had loan charge-offs totaling $6.0 million and recoveries on previously charged-off loans of $348,000. This resulted in net charge-offs of $5.7 million. By comparison, during 2007, the Company had net recoveries of $1.4 million, and a $4.0 million increase in the provision for credit losses. The allowance for credit losses was 1.44% and 0.95% of total loans and leases outstanding as of December 31, 2008 and 2007, respectively. “Because the economy continues to struggle, our goal has been to increase our allowance as a percentage of total loans. Although our losses and non-performing loans are low by comparison to peers, we are taking the overall weakness in the economy as a driving factor in determining our allowance,” said Myers.
We had $17.7 million in non-performing loans at December 31, 2008, or 0.47% of total loans. This compares to non-performing loans of $16.6 million at September 30, 2008, $12.3 million at June 30, 2008, $2.7 million at March 31, 2008 and $1.4 million at December 31, 2007. The non-performing loans consist of $7.5 million in residential construction and land loans, $3.2 million in single-family mortgage loans, $6.7 million in commercial loans and $0.3 million in consumer loans.
The $7.5 million in non-performing residential construction and land loans consists primarily of two loans, one for a single-family and one for multi-family development projects to two borrower groups. The $3.2 million in non-performing single-family mortgage loans consists of seven single-family residences from our pool of approximately 750 mortgage loans purchased over the past five years. Our last purchase of a mortgage loan pool was in August 2007. The $6.7 million in non-performing commercial loans primarily consist of two loans to a single borrower and are secured by commercial real estate. The $312,000 in non-performing consumer loans consists of one equity line of credit.
Other Real Estate Owned was $6.6 million at December 31, 2008. This was an increase of $4.6 million from September 30, 2008. This was due to the transfer of seven residential construction loans from non-performing loans during the fourth quarter of 2008. We now have 10 properties in OREO.
At December 31, 2008, we had loans delinquent 30 to 89 days of $5.2 million. This compares to delinquent loans of $4.9 million at September 30, 2008, $1.0 million at June 30, 2008, $18.2 million at March 31, 2008 and $2.2 million at December 31, 2007. As a percentage of total loans, delinquencies, excluding non-accruals, were 0.14% at December 31, 2008 and September 30, 2008, 0.03% at June 30, 2008, 0.53% at March 31, 2008 and 0.06% at December 31, 2007.
Our construction loan portfolio totaled $351.5 million as of December 31, 2008. This represents 9.38% of our total loans outstanding at the end of the year. Of the $351.5 million, $100.9 million is for residential construction and residential land loans. This represents 28.7% of the construction loans outstanding, or 2.69% of our total loan portfolio. Of note, 35.24% of our construction loan portfolio is based in the Inland Empire.

Corporate Overview
CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California. It serves 40 cities with 44 business financial centers and 4 commercial banking centers in the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California. Its leasing division, Citizens Financial Services, provides vehicle leasing, equipment leasing and real estate loan services.
Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the CVB Investor tab.
Safe Harbor
Certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plan and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, the impact of changes in interest rates, a decline in economic conditions, adverse changes resulting from natural and manmade disasters, effects of government regulation and increased competition among financial services providers and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2007, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.
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CVB FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(unaudited)
dollars in thousands

	December 31,
	2008	2007
Assets:
Cash and due from banks	$95,297	$89,486

Investment Securities available-for-sale	2,493,476	2,390,566
Investment Securities held-to-maturity	6,867	—
Federal funds sold and Interest-bearing balances due from depository institutions	285	475
Investment in stock of Federal Home Loan Bank (FHLB)	93,240	79,983

Loans and lease finance receivables	3,736,838	3,495,144
Less allowance for credit losses	(53,960)	(33,049)

Net loans and lease finance receivables	3,682,878	3,462,095

Total earning assets	6,276,746	5,933,119
Premises and equipment, net	44,420	46,855
Intangibles	11,020	14,611
Goodwill	55,097	55,167
Cash value of life insurance	106,366	103,400
Other assets	60,705	51,325

TOTAL	$6,649,651	$6,293,963

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Demand Deposits (noninterest-bearing)	$1,334,248	$1,295,959
Investment Checking	324,907	409,912
Savings/MMDA	818,872	868,123
Time Deposits	1,030,129	790,355

Total Deposits	3,508,156	3,364,349

Demand Note to U.S. Treasury	5,373	540
Customer Repurchase Agreements	357,813	336,309
Repurchase Agreements	250,000	250,000
Borrowings	1,737,660	1,753,500
Junior Subordinated Debentures	115,055	115,055
Other liabilities	60,702	49,262

Total Liabilities	6,034,759	5,869,015
Stockholders’ equity:
Stockholders’ equity	586,161	420,818
Accumulated other comprehensive income (loss), net of tax	28,731	4,130

	614,892	424,948

TOTAL	$6,649,651	$6,293,963

CVB FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEET
(unaudited)
dollars in thousands

	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
Assets:
Cash and due from banks	$96,335	$110,094	$101,282	$118,784
Investment securities available-for-sale	2,370,784	2,326,600	2,435,129	2,388,883
Investment securities held-to-maturity	6,948	—	6,934	—
Federal funds sold and Interest-bearing balances due from depository institutions	349	1,477	1,086	1,876
Investment in stock of Federal Home Loan Bank (FHLB)	92,856	80,043	89,601	80,789

Loans and lease finance receivables	3,645,278	3,368,058	3,506,510	3,226,086
Less allowance for credit losses	(40,893)	(30,186)	(37,280)	(29,017)

Net loans and lease finance receivables	3,604,385	3,337,872	3,469,230	3,197,069

Total earning assets	6,075,322	5,745,992	6,001,980	5,668,617
Premises and equipment, net	44,263	47,257	45,494	46,490
Intangibles	11,366	10,049	12,709	9,388
Goodwill	55,097	57,375	55,105	45,404
Cash value of life insurance	106,172	102,814	105,228	101,406
Other assets	89,385	93,841	73,115	90,414

TOTAL	$6,477,940	$6,167,422	$6,394,913	$6,080,503

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing	$1,300,431	$1,275,259	$1,268,548	$1,285,857
Interest-bearing	2,050,643	2,098,140	2,008,637	2,133,412

Total Deposits	3,351,074	3,373,399	3,277,185	3,419,269

Other borrowings	2,460,252	2,216,721	2,482,888	2,102,030
Junior Subordinated Debentures	115,055	115,579	115,055	112,078
Other liabilities	65,052	43,507	61,119	43,285

Total Liabilities	5,991,433	5,749,206	5,936,247	5,676,662
Stockholders’ equity:
Stockholders’ equity	502,247	427,740	457,427	417,719
Accumulated other comprehensive income (loss), net of tax	(15,740)	(9,524)	1,239	(13,878)

	486,507	418,216	458,666	403,841

TOTAL	$6,477,940	$6,167,422	$6,394,913	$6,080,503

CVB FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)
dollar amounts in thousands, except per share

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
Interest Income:
Loans and leases, including fees	$53,416	$56,692	$212,626	$221,809
Investment securities:
Taxable	21,482	20,498	86,930	85,899
Tax-advantaged	7,035	7,202	28,371	29,231

Total investment income	28,517	27,700	115,301	115,130
Dividends from FHLB Stock	886	1,077	4,552	4,229
Federal funds sold & Interest-bearing CDs with other institutions	4	17	39	109

Total interest income	82,823	85,486	332,518	341,277
Interest Expense:
Deposits	7,569	15,766	35,801	69,297
Borrowings and junior subordinated debentures	23,200	28,332	103,038	110,838

Total interest expense	30,769	44,098	138,839	180,135

Net interest income before provision for credit losses	52,054	41,388	193,679	161,142
Provision for credit losses	17,900	4,000	26,600	4,000

Net interest income after provision for credit losses	34,154	37,388	167,079	157,142
Other Operating Income:
Service charges on deposit accounts	3,848	3,554	15,228	13,381
Trust and investment services	2,020	1,871	7,926	7,226
Other	3,374	2,544	11,303	10,718

Total other operating income	9,242	7,969	34,457	31,325
Other operating expenses:
Salaries and employee benefits	14,284	13,854	61,271	55,303
Occupancy	2,939	2,928	11,813	10,540
Equipment	1,606	1,733	7,162	7,026
Professional services	1,504	1,739	6,519	6,274
Amortization of intangible assets	898	706	3,591	2,969
Provision for unfunded commitments	150	324	1,300	1,065
Other	6,573	6,158	24,132	22,227

Total other operating expenses	27,954	27,442	115,788	105,404

Earnings before income taxes	15,442	17,915	85,748	83,063
Income taxes	3,165	4,548	22,675	22,479

Net earnings	$12,277	$13,367	$63,073	$60,584

Basic earnings per common share	$0.14	$0.16	$0.75	$0.72

Diluted earnings per common share	$0.14	$0.16	$0.75	$0.72

Cash dividends per common share	$0.085	$0.085	$0.340	$0.340

CVB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
Interest income — (Tax-Effected) (te)	$85,684	$85,487	$344,040	$341,277
Interest Expense	30,769	44,098	138,839	180,135

Net Interest income — (te)	$54,915	$41,389	$205,201	$161,142

Return on average assets	0.75%	0.86%	0.99%	1.00%
Return on average equity	10.04%	12.68%	13.75%	15.00%
Efficiency ratio	64.42%	60.50%	57.45%	55.93%
Net interest margin (te)	3.62%	3.06%	3.41%	3.03%

Weighted average shares outstanding
Basic	83,165,763	83,257,179	83,120,817	83,600,316
Diluted	83,383,653	83,607,505	83,335,503	84,005,941
Dividends declared	$7,078	$7,069	$28,317	$28,479
Dividend payout ratio	57.65%	52.88%	44.90%	47.01%

Number of shares outstanding-EOP	83,270,263	83,164,906
Book value per share	$5.92	$5.11

	December 31,
	2008	2007
Non-performing Assets (dollar amount in thousands):
Non-accrual loans	$17,684	$1,435
Loans past due 90 days or more and still accruing interest	—	—
Other real estate owned (OREO), net	6,565	—

Total non-performing assets	$24,249	$1,435

Percentage of non-performing assets to total loans outstanding and OREO	0.65%	0.04%

Percentage of non-performing assets to total assets	0.36%	0.02%

Allowance for loan losses to non-performing assets	222.52%	2303.07%

Net Charge-off to Average loans	0.16%	0.04%

Allowance for Credit Losses:
Beginning Balance	$33,049	$27,737
Total Loans Charged-Off	(6,037)	(2,098)
Total Loans Recovered	348	739

Net Loans Charged-off	(5,689)	(1,359)
Acqusition of First Coastal Bank	—	2,671
Provision Charged to Operating Expense	26,600	4,000

Allowance for Credit Losses at End of period	$53,960	$33,049

CVB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(in thousands, except per share data)
(unaudited)
Quarterly Common Stock Price

	2008		2007		2006
Quarter End	High	Low	High	Low	High	Low
March 31,	$11.20	$8.45	$13.38	$11.42	$15.60	$14.71
June 30,	$12.10	$9.44	$12.40	$10.63	$15.59	$13.25
September 30,	$15.01	$7.65	$12.71	$9.51	$14.24	$12.83
December 31,	$13.89	$9.29	$11.97	$9.98	$14.13	$12.83
Quarterly Consolidated Statements of Earnings

	4Q	3Q	2Q	1Q	4Q
	2008	2008	2008	2008	2007
Interest income
Loans, including fees	$53,416	$52,954	$52,211	$54,046	$56,692
Investment securities and federal funds sold	29,407	30,553	30,758	29,173	28,794

	82,823	83,507	82,969	83,219	85,486

Interest expense
Deposits	7,569	7,417	8,537	12,278	15,766
Other borrowings	23,200	27,078	25,949	26,811	28,333

	30,769	34,495	34,486	39,089	44,099

Net interest income before provision for credit losses	52,054	49,012	48,483	44,130	41,387
Provision for credit losses	17,900	4,000	3,000	1,700	4,000

Net interest income after provision for credit losses	34,154	45,012	45,483	42,430	37,387

Non-interest income	9,242	8,373	8,702	8,140	7,968
Non-interest expenses	27,954	29,057	30,378	28,399	27,441

Earnings before income taxes	15,442	24,328	23,807	22,171	17,914
Income taxes	3,165	6,868	6,655	5,987	4,547

Net earnings	$12,277	$17,460	$17,152	$16,184	$13,367

Basic earning per common share	$0.14	$0.21	$0.21	$0.19	$0.16
Diluted earnings per common share	$0.14	$0.21	$0.21	$0.19	$0.16

Cash dividends per common share	$0.085	$0.085	$0.085	$0.085	$0.085

Dividends Declared	$7,078	$7,088	$7,058	$7,093	$7,069

CVB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(in thousands)
(unaudited)
Distribution of Loan Portfolio

	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007
Commercial and Industrial	$370,829	$356,973	$424,515	$386,274	$365,214
Real Estate:
Construction	351,543	359,859	333,303	318,549	308,354
Commercial Real Estate	1,945,706	1,932,778	1,851,123	1,822,610	1,805,946
SFR Mortgage	333,931	341,389	351,120	356,415	365,849
Consumer	66,255	61,710	57,380	57,554	58,999
Municipal lease finance receivables	172,973	173,600	163,459	153,270	156,646
Auto and equipment leases	45,465	47,753	53,121	54,795	58,505
Dairy and Livestock	459,329	331,333	293,133	254,156	387,488

Gross Loans	3,746,031	3,605,395	3,527,154	3,403,623	3,507,001
Less:
Deferred net loan fees	(9,193)	(10,058)	(10,911)	(11,431)	(11,857)
Allowance for credit losses	(53,960)	(40,058)	(37,310)	(34,711)	(33,049)

Net Loans	$3,682,878	$3,555,279	$3,478,933	$3,357,481	$3,462,095

CVB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(in thousands)
(unaudited)
Non-Performing Assets & Delinquency Trends

	December 31,	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2008	2007
Non-Performing Loans
Residential Construction and Land	$7,524	$8,020	$9,802	$1,535	$1,137
Residential Mortgage	3,116	2,062	1,672	1,153	298
Commercial	6,732	6,243	551	19	—
Consumer	312	312	312	—	—

Total	$17,684	$16,637	$12,337	$2,707	$1,435

% of Total Loans	0.47%	0.46%	0.35%	0.08%	0.04%

Past Due 30+ Days
Residential Construction and Land	$—	$—	$—	$768	$—
Commercial Construction	—	2,500	—	—	—
Residential Mortgage	1,931	481	483	1,180	460
Commercial	2,993	1,871	483	15,709	1,713
Consumer	231	55	—	533	26

Total	$5,155	$4,907	$966	$18,190	$2,199

% of Total Loans	0.14%	0.14%	0.03%	0.53%	0.06%

OREO
Residential Construction and Land	$6,245	$1,612	$1,137	$1,137	$—
Residential Mortgage	320	315	—	—	—

Total	$6,565	$1,927	$1,137	$1,137	$—

Total Non-Performing, Past Due & OREO	$29,404	$23,471	$14,440	$22,034	$3,634

% of Total Loans	0.78%	0.65%	0.41%	0.65%	0.10%